I, Robert Eastep, of Henrico County, Virginia, hereby designate each of Kevin Riordan and Daniel Wickey or any of them signing singly, my true and lawful attorney in fact to act for me and in my name, place and stead, and for my use and benefit, to:

(1) execute for and on my behalf, in my capacity as a director and/or stockholder of CreXus Investment Corp., a Maryland corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file, electronically or by hand, such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

My attorneys in fact, here each gives an example of his signature:

/s/ Daniel Wickey
Daniel Wickey

/s/ Kevin Riordan
Kevin Riordan

This power of attorney shall stay in effect until notice of revocation is given in writing to such attorneys in fact.

In the event this power of attorney is revoked by law, the undersigned shall indemnify each attorney in fact from any loss suffered or liability incurred in reliance on this power of attorney until notice of such revocation is received by attorney in fact.

/s/ Robert Eastep
Robert Eastep
Date: September 24, 2009
COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF Henrico	)

On this 24th day of September 2009, before me, a Notary Public, personally appeared Robert Eastep, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within the foregoing power of attorney document and in due form of law acknowledged the foregoing power of attorney document to be his act and deed.

WITNESS my hand and notarial seal.
/s/ Linda K. Pennington

Notary Public

[notarial seal]

My Commission Expires: 3-31-2012